UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM	8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

	Date of Report:	June 15, 2023
(Date of earliest event reported)
ARC Document Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32407		20-1700361
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification Number)

12657 Alcosta Blvd, Suite 200	San Ramon	CA	94583
(Address of principal executive offices)			(Zip Code)
	(925)	949-5100
(Registrant's telephone number, including area code)
Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 15, 2023, ARC Document Solutions, LLC (the “Company”), a wholly-owned subsidiary of ARC Document Solutions, Inc. (“ARC”), entered into an amendment (the “Amendment”) to its Credit Agreement dated as of April 22, 2021 (the “Credit Agreement”) with U.S. Bank National Association, as administrative agent and the lenders party thereto.

The Amendment, among other things, modifies certain terms of the Credit Agreement to replace the relevant benchmark provisions from the London Interbank Offered Rate to the forward-looking term rate based on the Secured Overnight Financing Rate. The Amendment also modifies certain terms of the Credit Agreement relating the payment of dividends and stock repurchases by ARC and the related component calculations included in the fixed charge coverage ratio that ARC is required to maintain. After giving effect to the Amendment, ARC is permitted to repurchase up $10 million of its stock in any twelve-month period and all such permitted stock repurchases will be excluded from the calculation of the fixed charge coverage ratio. In addition, ARC is permitted to make other restricted payments that are not stock repurchases, such as the payment of dividends, and up to $12 million of all such other restricted payments that are not stock repurchases made during any twelve-month period will be excluded from the calculation of the fixed charge coverage ratio. The making of stock repurchases and the payment of dividends and other restricted payments is subject, in each case, to pro forma compliance with the financial covenants and other customary conditions set forth in the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Credit Agreement, dated June 15, 2023, among ARC Document Solutions, LLC, U.S. Bank National Association, as administrative agent and the lenders party thereto.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2023	ARC DOCUMENT SOLUTIONS, INC. By: /s/ Jorge Avalos Jorge Avalos Chief Financial Officer

Exhibit Index
Exhibit No.	Description

10.1	Amendment to Credit Agreement, dated June 15, 2023, among ARC Document Solutions, LLC, U.S. Bank National Association, as administrative agent and the lenders party thereto.